CERTIFICATE OF AMENDMENT

OF

UBS MULTI-STRATEGY FUND, L.L.C.

Under Section 18-202 of the Delaware
Limited Liability Company Act

           The undersigned, being the managing member of the limited liability company under Section 18-202 of the Limited Liability Company Act of the State of Delaware, hereby certifies:

           FIRST: The name of the limited liability company is UBS Multi-Strategy Fund, L.L.C. (the "Company").

           SECOND: The first certification of the Certificate of Formation of the Company as filed with the Secretary of State of Delaware on February 4, 2004 (as amended) is hereby deleted in its entirety and replaced with the following:

"FIRST: The name of the limited liability company is UBS Multi-Strat Fund, L.L.C. (the "Company")."

           THIRD: All other provisions of the Certificate of Formation of the Company shall remain in effect.

           IN WITNESS WHEREOF, the undersigned has signed this Certificate on this 28th day of April, 2004.

MANAGING MEMBER: UBS FUND ADVISOR, L.L.C. By: /s/ Michael Mascis Name: Michael Mascis Title: Authorized Signatory